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                                NUCOR CORPORATION
                        Exhibit 3(ii) to Form 10-K - 1996

                                NUCOR CORPORATION
                            BY-LAWS - JANUARY 1, 1996
                                    CONTENTS



ARTICLE                                                                            SECTION                PAGE
       I          OFFICES                                                                1-2                   1

      II          MEETINGS OF STOCKHOLDERS                                              1-10                 1-4

     III          DIRECTORS                                                              1-3                   5
                  MEETINGS OF THE BOARD OF DIRECTORS                                     4-9                 6-7
                  COMMITTEES OF DIRECTORS                                              10-11                   8
                  COMPENSATION OF DIRECTORS                                               12                   8

      IV          NOTICES                                                                1-2                   9

       V          OFFICERS                                                               1-5                9-10
                  THE CHAIRMAN OF THE BOARD                                                6                  11
                  THE VICE CHAIRMEN OF THE BOARD                                           7                  11
                  THE PRESIDENT                                                            8               11-12
                  THE VICE PRESIDENTS                                                      9                  12
                  THE TREASURER                                                           10                  12
                  THE ASSISTANT TREASURERS                                                11                  13
                  THE SECRETARY                                                           12                  13
                  THE ASSISTANT SECRETARIES                                               13                  14

      VI          CERTIFICATES OF STOCK                                                  1-2               14-15
                  LOST, STOLEN, OR DESTROYED
                    CERTIFICATES OF STOCK                                                  3                  15
                  TRANSFERS OF STOCK CERTIFICATES                                          4                  16
                  FIXING DATE FOR DETERMINATION
                     OF STOCKHOLDERS OF RECORD                                             5               16-17
                  REGISTERED STOCKHOLDERS                                                  6                  17

     VII          GENERAL PROVISIONS                                                                          17
                  DIVIDENDS                                                              1-2               17-18
                  ANNUAL STATEMENT                                                         3                  18
                  FISCAL YEAR                                                              4                  18
                  SEAL                                                                     5                  19

    VIII          AMENDMENTS TO BY-LAWS                                                    1                  19


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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                        PAGE 1



ARTICLE I - OFFICES

         Section 1. The corporation's registered office in the State of Delaware shall be in the City of Wilmington, County of New Castle.

         Section 2. The corporation may also have offices at such other places, within and without the State of Delaware, as the board of directors may, from time to time, determine, or the business of the corporation may require.

ARTICLE II - MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held at such place, within or without the State of Delaware, as may be fixed, from time to time, by the board of directors. Meetings of stockholders for any other purpose may be held at such time or place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the second Thursday of May if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at such time as shall be designated by the board of directors, or at such other date and time, within thirteen months after the corporation's last annual meeting of stockholders, as shall be designated


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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                        PAGE 2



by the board of directors. At each annual meeting of stockholders, the stockholders shall elect by plurality vote, by ballot, a board of directors, and transact such other business as may be properly brought before the meeting.

         Section 3. Except as may be otherwise provided by law, written notice of each annual meeting of stockholders shall be given to each stockholder entitled to vote, not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The corporation shall prepare and make, or have prepared and made, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the chairman of the board and shall be called by the chairman of the board or secretary at the request in writing


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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                        PAGE 3



of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Except as may be otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date of the meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the certificate of incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting or as may be required by law, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum


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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                        PAGE 4



shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 9. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one upon which, by express provision of law or of the certificate of incorporation or of the by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to the meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in the stockholder's name on the stock books of the corporation as of the record date for the meeting. At all elections of directors, each stockholder of the corporation having voting power shall have the right of cumulative voting as provided in the certificate of incorporation.



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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                        PAGE 5



ARTICLE III - DIRECTORS

         Section 1. The number of directors which shall constitute the whole board of directors shall be not less than three nor more than nine. The number of directors shall be determined by resolution of the board of directors, or by the stockholders at an annual meeting of stockholders. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article. Directors shall be divided into three classes, each class to be as equal in number as possible. At each annual meeting of stockholders, directors shall be elected for a three-year term, to succeed the class of directors whose term expires in that year.

         Section 2. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and qualified, or until death, resignation or removal.

         Section 3. The business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.



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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                        PAGE 6



                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The board of directors of the corporation may hold meetings, both regular and special, within or without the State of Delaware.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting of stockholders, and no notice of such first meeting shall be necessary to the newly elected directors in order legally to constitute such first meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such first meeting is not held at the time and place so fixed by the stockholders, such first meeting may be held at the time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver or waivers signed by all of the directors.

         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall, from time to time, be determined by the board of directors.

         Section 7. Special meetings of the board of directors may be called by the chairman of the board on two days' notice to each director, either personally or by mail or by telegram or


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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                        PAGE 7



by telefax. Special meetings shall be called by the chairman of the board or secretary in like manner and on like notice on the written request of two directors.

         Section 8. At all meetings of the board of directors, the lesser of three directors or a majority of the directors (but not less than one-third of the total number of directors nor less than two directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with the minutes of the board of directors or of such committee.



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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                        PAGE 8



                             COMMITTEES OF DIRECTORS

         Section 10. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution and as allowed by law, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors, when requested or required.

                            COMPENSATION OF DIRECTORS

         Section 12. The directors shall be paid their expenses, if any, in connection with their attendance at each meeting of the board of directors. Directors may also be paid a fixed amount for attendance at each meeting of the board of directors, or a stated amount per year or per quarter or per month, or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Directors who are members of committees may, in addition, be paid a fixed amount for attending each committee meeting.


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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                        PAGE 9




ARTICLE IV - NOTICES

         Section 1. Notices to directors and stockholders shall be in writing and delivered personally or sent to the directors or stockholders at their addresses appearing on the records of the corporation. Notice shall be deemed to be given at the time when the same shall be sent. Notice to directors may be sent by mail, telegram, telefax, electronic or other communication.

         Section 2. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V - OFFICERS

         Section 1. The executive officers of the corporation shall be elected by the board of directors and shall be a chairman of the board, one or more vice chairmen of the board, a president, one or more vice presidents, a treasurer and a secretary. The board of directors may also elect, or any of the executive officers may appoint, one or more assistant treasurers and assistant secretaries. Two or more offices may be held by the same person.



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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                       PAGE 10



         Section 2. The board of directors, at its first meeting after each annual meeting of stockholders, shall elect a chairman of the board and one or more vice chairmen of the board from among the directors, and shall also elect a president, one or more vice presidents, a treasurer and a secretary, none of whom need be a member of the board of directors.

         Section 3. The board of directors may elect such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined, from time to time, by the board of directors.

         Section 4. The compensation of the chairman of the board, the vice chairmen of the board, the president, the vice presidents, the treasurer and the secretary shall be fixed by the board of directors.

         Section 5. The officers of the corporation shall hold office until their successors shall be duly chosen and qualified, or until death, resignation or removal. Any officer elected by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.




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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                       PAGE 11



                            THE CHAIRMAN OF THE BOARD

         Section 6. The chairman of the board shall, when present, preside at all meetings of the stockholders and of the board of directors, and, subject to the power and authority of the board of directors, shall see that all orders and resolutions of the board of directors are carried into effect. The chairman of the board shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

                         THE VICE CHAIRMEN OF THE BOARD

         Section 7. The vice chairman of the board, or if there be more than one, the vice chairmen of the board, in the order determined by the board of directors, shall, in the absence or disability of the chairman of the board, perform the duties and exercise the powers of the chairman of the board, and shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

                                  THE PRESIDENT

         Section 8. The president shall, in the absence or disability of both the chairman of the board and the vice chairmen of the board, perform the duties and exercise the powers of the


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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                       PAGE 12



chairman of the board, and shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

                               THE VICE PRESIDENTS

         Section 9. The vice president, or if there be more than one, the vice presidents, in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

                                  THE TREASURER

         Section 10. The treasurer shall have custody of the corporation's funds and securities, and shall keep, or have kept, accounts of receipts and disbursements in books and records of the corporation, and shall deposit, or have deposited, moneys and securities in the name and to the credit of the corporation in appropriate depositories. The treasurer shall disburse, or have disbursed, the funds of the corporation for appropriate corporate purposes and with appropriate documentation, and shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.



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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                       PAGE 13



                            THE ASSISTANT TREASURERS

         Section 11. The assistant treasurer, or if there be more than one, the assistant treasurers, in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

                                  THE SECRETARY

         Section 12. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders, and shall record the proceedings of all meetings of the board of directors and all meetings of the stockholders, and shall perform like duties for the committees of the board of directors, when required or requested. The secretary shall give, or cause to be given, notice of all special meetings of the board of directors and all meetings of the stockholders, and shall perform such other duties and have such other powers as the board of directors may, from to time, prescribe. The secretary shall keep, or have kept, in custody the seal of the corporation and affix, or have affixed, the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary's signature.



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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                       PAGE 14



                            THE ASSISTANT SECRETARIES

         Section 13. The assistant secretary, or if there be more than one, the assistant secretaries, in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

ARTICLE VI - CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board or a vice chairman of the board or the president or a vice president, and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by the stockholder in the corporation.

         Section 2. Where a certificate of stock is signed (1) by a transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such chairman of the board, vice chairman of the board, president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate


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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                       PAGE 15



or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be such officer or officers of the corporation.

                LOST, STOLEN, OR DESTROYED CERTIFICATES OF STOCK

         Section 3. The corporation may issue, or have issued, a new certificate or certificates of stock in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the certificate or certificates of stock alleged to have been lost, stolen or destroyed, or by the owner's legal representative. When authorizing such issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require that the owner of such allegedly lost, stolen or destroyed certificate or certificates, or the owner's legal representative, give to the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.



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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                       PAGE 16



                         TRANSFERS OF STOCK CERTIFICATES

         Section 4. Upon surrender to the corporation, or to the transfer agent of the corporation, of a validly outstanding certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue, or have issued, a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its stock books.

             FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD

         Section 5. The board of directors may, by resolution, fix a record date for determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or any adjournment thereof, which record date shall not precede the date of such resolution and which record date shall not be more than sixty nor less than ten days before the date of such meeting of stockholders. The board of directors may, by resolution, fix a record date for determining stockholders entitled to consent to corporate action in writing without a meeting of stockholders, which record date shall not precede the date of such resolution and which record date shall not be more than ten days after the date of such resolution. The board of directors may, by resolution, fix a record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action,


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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                       PAGE 17



which record date shall not precede the date of such resolution and which record date shall not be more than sixty days prior to such action.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on the corporation's stock books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on the corporation's stock books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII - GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions, if any, of the certificate of incorporation may be declared by the board of directors at any regular or special meeting of the board of directors, pursuant to law. Dividends may be paid


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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                       PAGE 18



in cash, in property, or in shares of the capital stock, subject to the provisions, if any, of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside, out of any funds of the corporation available for dividends, such sum or sums as the board of directors, from time to time, in their absolute discretion, believe appropriate.

                                ANNUAL STATEMENT

         Section 3. The board of directors shall present at each annual meeting of stockholders, and at any special meeting of the stockholders when called for by vote of the stockholders, a statement of the business and condition of the corporation.

                                   FISCAL YEAR

         Section 4. The fiscal year of the corporation shall be the calendar year, unless otherwise fixed by resolution of the board of directors.






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NUCOR CORPORATION       BY-LAWS    JANUARY 1, 1996                       PAGE 19


SEAL
         Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the state in which incorporated. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced.

ARTICLE VIII - AMENDMENTS TO BY-LAWS

         Section 1. These by-laws may be amended, altered, or repealed at any regular meeting of the stockholders or of the board of directors, or at any special meeting of the stockholders or of the board of directors, if notice of such amendment, alteration, or repeal be contained in the notice of such special meeting.